UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2020
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

	Delaware		001-34249	95-0725980
	(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

	1912 Farmer Brothers Drive,	Northlake,	Texas	76262
(Address of Principal Executive Offices) (Zip Code)

		888	998-2468
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
	Common Stock, $1.00 par value		FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 23, 2020, Farmer Bros. Co., a Delaware corporation (the “Company”), amended both its Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended to date, including pursuant to Amendment No. 3, the “Credit Agreement”) and its related Amended and Restated Pledge and Security Agreement dated as of November 6, 2018, by entering into Amendment No. 3 to the Amended and Restated Credit Agreement (“Amendment No. 3”) with JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent and lender, and the other lenders party thereto.
The following summary description of Amendment No. 3 does not purport to be complete and is subject to, and qualified in its entirety by reference to Amendment No. 3, a copy of which is filed herewith as Exhibit 10.1 and Exhibit 10.2, collectively, and incorporated herein by reference.
Amendment No. 3, among other things:

(1)	retained the revolving commitments under the Credit Agreement of $125 million and the sublimit on letters of credit and swingline loans of $15 million each;

(2)	added a $5.0 million quarterly commitment reduction beginning September 30, 2021;

(3)
adjusted from cash flow-based to an asset-based lending structure with a borrowing base of 85% of eligible accounts receivable plus 50% of eligible inventory with certain permitted maximum over advance amounts;

(4)	removed all previous financial covenants of net leverage ratio, interest coverage ratio and minimum EBITDA;

(5)	added a covenant relief period (fiscal month ending September 30, 2021), during which the Company must comply with the following:
(i) a minimum cumulative EBITDA covenant, tested on a monthly basis until the last day of June 2021;
(ii) a standalone minimum monthly EBITDA covenant tested on the last day of July 2021 and August 2021; and
(iii) a restriction on capital expenditures in excess of $25.0 million in aggregate.

(6)	added a minimum liquidity covenant, tested on a weekly basis;

(7)	added an anti-cash hoarding provision;

(8)	added a minimum fixed charge coverage ratio of 1.05:1.00 commencing with fiscal quarter ending September 30, 2021, and tested on a quarterly basis thereafter;

(9)
modified the applicable margin for base rate loans to range from PRIME + 3.50% to PRIME + 4.50% per annum and the applicable margin for Eurodollar loans to range from Adjusted LIBO Rate + 4.50% to Adjusted LIBO Rate + 5.50% per annum;

(10)
provided for the revolving commitments to be reduced upon the occurrence of certain asset dispositions and incurrence non-permitted indebtedness and imposed additional restrictions on the Company’s ability to utilize certain other negative covenant baskets; and

(11)	added a requirement to provide additional mortgages and related mortgage instruments with respect to certain specified real property owned by the Company.

Amendment No. 3 provides the Company increased flexibility to proactively manage its liquidity and working capital, while maintaining compliance with its debt financial covenants, and preserving financial liquidity to mitigate the impact of the uncertain business environment resulting from the COVID-19 pandemic and continue to execute on key strategic initiatives.
Chase and its affiliates have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking services, for which they have received, and will receive, customary fees and expenses.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 is set forth in Item 1.01—Entry into a Material Definitive Agreement above and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 29, 2020, the Company issued a press release announcing entry into Amendment No. 3 to the Credit Agreement and providing a business update. A copy of the press release is being furnished as Exhibit 99.1 hereto.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. In addition, the exhibit furnished herewith contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amendment No. 3 to Amended and Restated Credit Agreement, dated as of July 23, 2020, by and among Farmer Bros. Co., a Delaware corporation, the other loan parties named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Amended and Restated Pledge and Security Agreement dated as of dated as of July 23, 2020, by and among Farmer Bros. Co., a Delaware corporation, the other loan parties named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent and lender.

99.1	Press Release of Farmer Bros. Co. dated July 29, 2020.*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
________________
* Furnished, not filed, herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    July 29, 2020

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer (principal financial officer)